Exhibit 99.5

Trammell Crow Company

Other Data

(UNAUDITED)

	March 31, 2006	December 31, 2005

Number of Brokers (A)	673	670

Development Inventory (in millions):
In process inventory	$4,007	$3,597
Pipeline inventory	2,889	2,706
Total Inventory	$6,896	$6,303

(A)  The number of brokers includes transaction managers who work on the Company’s various user accounts.